UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2020

Photozou Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55806	90-1260322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-30-4F, Yotsuya

Shinjuku-ku, Tokyo, 160-0004, Japan

(Address of Principal Executive Offices)

Issuer's telephone number: +81-3-6369-1589

Fax number: +81-3-6369-3727

Email: info@photozou.co.jp

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

References to “We,” “Our,” and “the Company,” refer to Photozou Holdings, Inc., a Delaware Company.

On September 21, 2020, Photozou Co., Ltd., our principal controlling shareholder, entered into a Stock Purchase Agreement (the “Agreement”) with Koichi Ishizuka, our Sole Officer and Director. Pursuant to the closing of the Agreement on September 21, 2020, Photozou Co., Ltd. transferred to Koichi Ishizuka 4,553,200 shares of our common stock, which represents approximately 56.9% of our issued and outstanding common stock, in consideration of JPY6,657,917 (approximately $60,500).

Photozou Co., Ltd. was and remains owned and controlled entirely by Koichi Ishizuka, and as result is deemed to be a related party. Given Koichi Ishizuka’s prior control of the Company through Photozou Co., Ltd., we do not believe that this transaction is deemed to be a change in control of the Company.

The foregoing description of the Stock Purchase does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement (by and between Photozou Co., Ltd. and Koichi Ishizuka dated September 21, 2020)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Photozou Holdings, Inc.

Dated: September 23, 2020

By: /s/ Koichi Ishizuka

Koichi Ishizuka

President and Director